Exhibit 10(g)
Amendment to PartnerShares Stock Option Plan
Effective January 1, 2007, the fourth sentence of subsection (3) of Section 7.1.1 is amended to read as follows:
“If the Participant and domestic partner reside in an area where such a certificate is not available or if the Participant and domestic partner elect not to register their domestic partnership, a person will not be considered a domestic partner unless the Participant and/or domestic partner provides sufficient evidence to the Company that all of the following requirements are satisfied:”